                                                                    EXHIBIT 10.1

                FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

                  This Amendment, dated as of September 17, 2001, is made by and between VARI-L COMPANY, INC., a Colorado corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

                  The Borrower and the Lender are parties to a Credit and Security Agreement dated as of June 28, 2001 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "Collateral" means all of the Borrower's Accounts, Receivables, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions;
         (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods;
         (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; and (vii) proceeds of any and all of the foregoing.

                  "Current Maturities of Long Term Debt" means for a given period the amount of the Borrower's long-term debt and capitalized leases which became due during the period ending on the designated date.

                  "Debt Service Coverage Ratio" means the ratio of (i) the sum of (A) Funds from Operations and (B) Interest Expense minus (C) Unfinanced Capital Expenditures to (ii) the sum of (A) Current Maturities of Long Term Debt and (B) Interest Expense.

                  "Funds From Operations" means for a given period, the sum of
         (i) after tax net income from continuing operations, (ii) depreciation and amortization, (iii) deferred income taxes, and (iv) other non-cash items, each as determined for such period in accordance with GAAP.

                  "Interest Expense" means for a given period, the Borrower's total gross interest expense during such period (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts,
         (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

                  2. Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder."

                  3. Section 2.11(c) of the Credit Agreement is hereby amended by changing the reference in that paragraph from Section 6.14 to Section 6.15.

                  4. Section 3.6 of the Credit Agreement is hereby amended by adding the following new sentence before the first sentence of that Section:

         "The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as 'all personal property' as the Lender deems necessary or useful to perfect the Security Interest."

                  5. Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.12 Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

                            PERIOD                                      MINIMUM BOOK
                                                                         NET WORTH
           The month ending June 30, 2001                                $13,800,000
           The month ending July 31, 2001                                $12,650,000
           The month ending August 31, 2001                              $12,350,000
           The month ending September 30, 2001                           $12,045,000
           The month ending October 31, 2001                             $12,000,000
           The month ending November 30, 2001                            $11,850,000
           The month ending December 31, 2001                            $12,160,000
           The month ending January 31, 2002                             $13,250,000
           The month ending February 28, 2002                            $14,400,000
           The month ending March 31, 2002                               $15,445,000
           The month ending April 30, 2002                               $16,200,000
           The month ending May 31, 2002                                 $16,800,000
           The month ending June 30, 2002 and thereafter                 $17,045,000"

                  6. Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.13 Minimum Net Income. The Borrower will achieve during each period described below, Net Income of not less than, or a Net Loss not greater than, the amount set forth opposite such period (number appearing between "()" are negative):

                                    PERIOD                             MINIMUM NET INCOME
                  The twelve months ending June 30, 2001                  ($1,400,000)
                  The three months ending September 30, 2001              ($1,800,000)
                  The six months ending December 31, 2001                 ($1,685,000)
                  The nine months ending March 31, 2002                    $1,600,000
                  The twelve months ending June 30, 2002                   $3,200,000"

                  7. Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.14 Minimum Debt Service Coverage Ratio. The Borrower will achieve for twelve-month period ending June 30, 2002, a Debt Service Coverage Ratio of not less than 2.00 to 1.00."

                  8. The Credit Agreement is hereby amended by adding a new
Section 6.15 to read as follows:

                  "Section 6.15 New Covenants. On or before June 30, 2002, the Borrower and the Lender shall agree on new covenant levels for Section 6.12, Section 6.13, Section 6.14 and Section 7.10 for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels, but if the Borrower and the Lender do not agree, the Lender may designate the required amounts in its sole discretion and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default."

                  9. Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Unfinanced Capital Expenditures of more than
         (i) $4,000,000 during its fiscal year ending June 30, 2001; (ii) $750,000 during the period from July 1, 2001 through September 30, 2001; (iii) $1,850,000 during the period from October 1, 2001 through December 31, 2001; (iv) $2,500,000 during the period from January 1, 2002 through March 31, 2002; and (v) $2,800,000 during the period from April 1, 2002 through June 30, 2002."

                  10. Exhibit D of the Credit Agreement is hereby amended and restated in its entirety and replaced with Exhibit D attached hereto.

                  11. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  12. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $15,000 in consideration of the Lender's execution and delivery of this Amendment.

                  13. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with
(i) payment of the fee described in Paragraph 12 and (ii) such other matters as the Lender may require, each in substance and form acceptable to the Lender in its sole discretion.

                  14. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  15. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  16. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

                  17. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  18. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 12 hereof.

                  19. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



WELLS FARGO BUSINESS CREDIT, INC.             VARI-L COMPANY, INC.



By /s/ Timothy P. Ulrich                      By /s/ Richard P. Dutkiewicz
  ------------------------------                --------------------------------
  Timothy P. Ulrich                             Richard P. Dutkiewicz
  Its: Vice President                           Its: Vice President of Finance
                                                     and Chief Financial Officer

                   EXHIBIT D TO CREDIT AND SECURITY AGREEMENT

                             COMPLIANCE CERTIFICATE



To:               Timothy P. Ulrich
                  Wells Fargo Business Credit, Inc.

Date:             __________________, 200__
Subject:          Vari-L Company, Inc.
                  Financial Statements


         In accordance with our Credit and Security Agreement dated as of June 28, 2001 (the "Credit Agreement"), attached are the financial statements of Vari-L Company, Inc. (the "Borrower") as of and for ________________, 20__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

         I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

         Events of Default. (Check one):

         [ ]      The undersigned does not have knowledge of the occurrence of a
Default or Event of Default under the Credit Agreement.

         [ ]      The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

         I hereby certify to the Lender as follows:

         [ ]      The Reporting Date does not mark the end of one of the
Borrower's fiscal quarters, hence I am completing only paragraph __ below.

         [ ]      The Reporting Date marks the end of one of the Borrower's
fiscal quarters, hence I am completing all paragraphs below except paragraph __.

         [ ]      The Reporting Date marks the end of the Borrower's fiscal
year, hence I am completing all paragraphs below.

         1. Minimum Book Net Worth. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than as set forth in table below:

                            PERIOD                                                 MINIMUM BOOK
                                                                                    NET WORTH
            The month ending June 30, 2001                                          $13,800,000
            The month ending July 31, 2001                                          $12,650,000
            The month ending August 31, 2001                                        $12,350,000
            The month ending September 30, 2001                                     $12,045,000
            The month ending October 31, 2001                                       $12,000,000
            The month ending November 30, 2001                                      $11,850,000
            The month ending December 31, 2001                                      $12,160,000
            The month ending January 31, 2002                                       $13,250,000
            The month ending February 28, 2002                                      $14,400,000
            The month ending March 31, 2002                                         $15,445,000
            The month ending April 30, 2002                                         $16,200,000
            The month ending May 31, 2002                                           $16,800,000
            The month ending June 30, 2002 and thereafter                           $17,045,000


         2. Minimum Net Income. Pursuant to Section 6.13 of the Credit Agreement, the Borrower's Net Income for the ________ period ending on the Reporting Date, was $____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than, or such loss shall not be greater than, $_____________ during such period as set forth in table below:


                                   PERIOD                             MINIMUM NET INCOME
                  The twelve months ending June 30, 2001                 ($1,400,000)
                  The three months ending September 30, 2001             ($1,800,000)
                  The six months ending December 31, 2001                ($1,685,000)
                  The nine months ending March 31, 2002                   $1,600,000
                  The twelve months ending June 30, 2002                  $3,200,000


         3. Minimum Debt Service Coverage Ratio. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt Service Coverage Ratio was ______ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be no less than 2.00 to 1.00 on the Reporting Date.

         4. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____ month period ending _________________, for Capital Expenditures, $__________________ in the aggregate, which [ ] satisfies [ ] does not satisfy the requirement that such expenditures not exceed $____________ in the aggregate during such period.

         5. Salaries. As of the Reporting Date, the Borrower [ ] is [ ]is not in compliance with Section 7.17 of the Credit Agreement concerning salaries.


         Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.


                                            VARI-L COMPANY, INC.




                                            By:
                                               ---------------------------------
                                               Its:  Chief Financial Officer